                                                                  Exhibit 10.1


                          AGREEMENT AND PLAN OF MERGER

                               AND REORGANIZATION

                                  BY AND AMONG

                       PROLOGIC MANAGEMENT SYSTEMS, INC.,

                               SRI ACQUISITION CO.

                                       AND

                               SOLID SYSTEMS, INC.
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                                TABLE OF CONTENTS

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ARTICLE 1 THE MERGER.........................................................................................        1
         Section 1.01 The Merger.............................................................................        1
         Section 1.02 Consideration..........................................................................        2
         Section 1.03 Articles of Incorporation and Bylaws of the Surviving Corporation......................        2
         Section 1.04 Surrender and Exchange of Solid Common Stock...........................................        3
         Section 1.05 Fractional Shares......................................................................        4
         Section 1.06 No Further Transfers...................................................................        4
         Section 1.07 Effective Date; Application of Deposits................................................        4

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SOLID............................................................        5
         Section 2.01 Organization; Qualification............................................................        5
         Section 2.02 Authority Relative to this Agreement...................................................        5
         Section 2.03 Capitalization.........................................................................        5
         Section 2.04 Subsidiaries; Absence of Certain Agreements............................................        6
         Section 2.05 Governmental Consents and Approvals....................................................        7
         Section 2.06 Consents, Authorizations...............................................................        7
         Section 2.07 No Violations..........................................................................        7
         Section 2.08 Financial Statements...................................................................        7
         Section 2.09 Title to and Condition of Assets and Property..........................................        8
         Section 2.10 Litigation.............................................................................        9
         Section 2.11 Absence of Changes.....................................................................        9
         Section 2.12 Undisclosed Liabilities; Commitments...................................................        9
         Section 2.13 Environmental Matters..................................................................        9
         Section 2.14 Employee Benefit and Retirement Plans..................................................       10
         Section 2.15 Labor Matters..........................................................................       11
         Section 2.16 Information for Filings................................................................       11
         Section 2.17 Taxes..................................................................................       12
         Section 2.18 Inventory..............................................................................       12
         Section 2.19 Proprietary Rights.....................................................................       12
         Section 2.20 Surety Obligations.....................................................................       13
         Section 2.21 Records................................................................................       13
         Section 2.22 Compliance With Law; Conduct...........................................................       13
         Section 2.23 Insurance..............................................................................       14
         Section 2.24 Receivables............................................................................       14
         Section 2.25 Merger Expenses........................................................................       14
         Section 2.26 Bank Accounts; Powers of Attorney......................................................       14
         Section 2.27 Product and Service Warranties.........................................................       14
         Section 2.28 Transactions with Affiliates...........................................................       14
         Section 2.29 Price and Customer Lists...............................................................       15

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         Section 2.30 Corrupt Practices......................................................................       15
         Section 2.31 No Default.............................................................................       15
         Section 2.32 Additional Items Reflected in the Solid Disclosure Schedule............................       15
         Section 2.33 Copies of Documents; Accuracy of Information Furnished.................................       16

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PROLOGIC AND SRI.................................................       16
         Section 3.01 Organization; Qualification............................................................       16
         Section 3.02 Authority Relative to this Agreement...................................................       16
         Section 3.03 Capitalization.........................................................................       17
         Section 3.04 Validity of Shares to be Issued........................................................       17
         Section 3.05 Authorization of Additional Common Stock...............................................       17
         Section 3.06 Governmental Consents and Approvals....................................................       17
         Section 3.07 No Violations..........................................................................       18
         Section 3.08 Financial Statements; SEC Reports......................................................       18
         Section 3.09 Litigation.............................................................................       18
         Section 3.10 Information of Filings.................................................................       19
         Section 3.11 Copies of Documents; Accuracy of Information Furnished.................................       19

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF OWNERS...........................................................       19
         Section 4.01 Title to Shares........................................................................       19
         Section 4.02 Authority Relative to this Agreement...................................................       19
         Section 4.03 Transfers to Solid.....................................................................       20
         Section 4.04 Certain Transactions or Arrangements...................................................       20
         Section 4.05 Investments in Competitors.............................................................       20
         Section 4.06 Solid's Representations................................................................       20
         Section 4.07 Investment Representation..............................................................       20
         Section 4.08 Copies of Documents; Accuracy of Information Furnished.................................       21
         Section 4.09 Liabilities of Advanced Mechtronic Services, Inc.......................................       21

ARTICLE 5 ADDITIONAL AGREEMENTS..............................................................................       21
         Section 5.01 Conduct of Business of Solid...........................................................       21
         Section 5.02 Forbearances by Solid..................................................................       22
         Section 5.03 No Solicitation........................................................................       22
         Section 5.04 Investigation of Business and Properties...............................................       23
         Section 5.05 Confidentiality........................................................................       23
         Section 5.06 Public Announcements...................................................................       24
         Section 5.07 Agreement to Consummate................................................................       24
         Section 5.08 Solid Shareholders' Approval...........................................................       24
         Section 5.09 SRI Shareholder's Approval.............................................................       24
         Section 5.10 Notice.................................................................................       24

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         Section 5.11 Representation, Warranties, and Agreements; Survival...................................       25
         Section 5.12 Indemnification........................................................................       25
         Section 5.13 Resolution of Disputed Claims under Section 5.12.......................................       26
         Section 5.14 Tax Return Filings.....................................................................       27
         Section 5.15 Delivery of Disclosure Schedules.......................................................       27
         Section 5.16 Employee Matters.......................................................................       27
         Section 5.17 Solid Employee Stock Option Plan.......................................................       27

ARTICLE 6 CONDITIONS PRECEDENT TO CLOSING AND POST-CLOSING COVENANTS.........................................       28
         Section 6.01 General Conditions.....................................................................       28
         Section 6.02 Conditions to Closing in Favor of Solid................................................       29
         Section 6.03 Conditions to Closing in Favor of Prologic.............................................       30

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER..................................................................       32
         Section 7.01 Termination............................................................................       32
         Section 7.02 Effect of Termination..................................................................       32
         Section 7.03 Amendment..............................................................................       32
         Section 7.04 Extension; Waiver......................................................................       33

ARTICLE 8 GENERAL PROVISIONS.................................................................................       33
         Section 8.01 Notices................................................................................       33
         Section 8.02 Fees and Expenses of the Transaction...................................................       34
         Section 8.03 Interpretation.........................................................................       34
         Section 8.04 Counterparts/Facsimile.................................................................       34
         Section 8.05 Miscellaneous..........................................................................       34
         Section 8.06 Survival...............................................................................       35
         Section 8.07 Mutual Cooperation.....................................................................       35


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LIST OF EXHIBITS

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Exhibit A         Statement of Designations.....................................................................A-1

LIST OF SCHEDULES

Schedule A        Solid Disclosure Schedule
Schedule B        Prologic Disclosure Schedule
Schedule C        Owners Disclosure Schedule


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
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made as of September 15, 1999, by and among Prologic Management Systems, Inc., an Arizona corporation ("Prologic"), SRI Acquisition Co., a Texas corporation and wholly-owned subsidiary of Prologic ("SRI" or "Surviving Corporation"), Solid Systems, Inc., a Texas corporation ("Solid"), and the shareholders of Solid whose names are set forth on the signature page of this Agreement ("Owners"). Prologic, SRI, Solid and the Owners will sometimes collectively be referred to herein as the "Parties."

                            RECITALS OF THE PARTIES:

         A. The respective Boards of Directors of Prologic, SRI and Solid have approved the merger (the "Merger") of Solid with and into SRI in accordance with the laws of the State of Texas and the provisions of this Agreement.

         B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         C. Prologic, SRI, Solid and Owners desire to make certain representations, warranties and agreements in connection with, and to establish various conditions precedent to, the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         Section 1.01 The Merger. Pursuant to the terms and conditions of this Agreement, Solid will be merged with and into SRI pursuant to the Texas Business Corporation Act ("TBCA") in the manner and with the effect set forth herein. Subject to the conditions contained in Article 6 of this Agreement, executed Articles of Merger, in a form mutually agreed upon by the Parties, will be filed with the Secretary of State of the State of Texas as soon as practical following the time when the last of the conditions set forth in Article 6 of this Agreement shall have been fulfilled or waived in writing in accordance with such Article, or such earlier or later date as may be mutually agreed to by Prologic and Solid (such filing date to be deemed the "Effective Date"). Upon the Effective Date, the Merger will be deemed to have closed.

         Section 1.02 Consideration. The total merger consideration (the "Merger Consideration") paid by Prologic will consist of cash and preferred stock, proportioned 60% cash and 40% preferred stock. The Merger Consideration will be based on Solid's earnings before taxes, interest, depreciation and amortization ("EBITDA") for the fiscal year ending September 30, 2000 multiplied by 7.2, as adjusted ("Adjusted EBITDA") for non-recurring items between the Effective Date and September 30, 2000, the nature of such adjustments to be agreed upon by the Parties prior to the Effective Date. The minimum Merger Consideration shall be $10,800,000, and the maximum Merger Consideration shall be $18,806,400. The Merger Consideration shall be paid as follows:

         (a) Conversion of Shares. On the Effective Date, each of the issued and outstanding shares of common stock, no par value, of Solid (the "Solid Common Stock"), subject to applicable statutory provisions with respect to appraisal rights, any applicable withholding requirements and adjustment as herein provided, shall be converted into (i) .35833 share of Prologic Series C 6% Cumulative Convertible Preferred Stock (the "Prologic Series C Convertible Preferred Stock"), plus (ii) cash in the amount of $6.50 per each such share. Subject to the "Statement of Designations" attached hereto as Exhibit A, each share of Prologic Series C Convertible Preferred Stock shall have a Stated Value of $12.00, shall be convertible into three (3) shares of Prologic Common Stock, and shall be duly authorized, validly issued, fully paid and nonassessable. Each share of Solid Common Stock held in the treasury of Solid or by a wholly-owned subsidiary of Solid shall be cancelled as of the Effective Date and no portion of the Merger Consideration shall be payable with respect thereto.

         (b)      Adjustment of Merger Consideration.

                  (i) The Merger Consideration shall be reduced by the amount otherwise payable or issuable to holders of Solid Common Stock, if any, who exercise dissenters' rights in connection with the Merger based upon such shareholders' ownership of Solid Common Stock outstanding on the Effective Date. The Merger Consideration shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization subsequent to the date of this Agreement applicable to shares of Prologic Common Stock or Solid Common Stock held of record on or before the Effective Date.

                  (ii) After September 30, 2000 but before December 31, 2000, the Merger Consideration shall be reviewed to see if an adjustment is required based on Adjusted EBITDA of Solid at September 30, 2000 (the "Consideration Adjustment"). The amount of the Consideration Adjustment will be the difference between the number derived by multiplying Solid's Adjusted EBITDA for the year ending September 30, 2000 by 7.2 and subtracting therefrom the sum of $10,800,000. Any Consideration Adjustment due the Owners under this Section 1.02(b)(ii) shall be paid 60% in cash and 40% in Series C Convertible Preferred Stock and shall be paid no later than January 31, 2001.

         Section 1.03 Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation of SRI as in effect on the Effective Date of the Merger shall be the Articles of Incorporation of the Surviving Corporation until same shall be amended in accordance with law or the Articles of Incorporation.


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
         The Bylaws of SRI as in effect on the Effective Date of the Merger shall be the Bylaws of the Surviving Corporation until same shall thereafter be altered, amended or repealed in accordance with law, the Articles of Incorporation of the Surviving Corporation or said Bylaws.

         The directors of the Surviving Corporation at the Effective Date of the Merger shall be as follows: James M. Heim, Richard E. Metz, William E. Wallin, John W. Olynick, William H. Cruise, III, Kenneth B. Cruise and John W. Schauweker. The officers of the Surviving Corporation at the Effective Date of the Merger shall be as follows: President, John W. Schauweker; Vice President/General Manager, James S. Nichols; Secretary, William E. Wallin; and Treasurer and Assistant Secretary, Virginia R. Gibson.

         Section 1.04      Surrender and Exchange of Solid Common Stock.

         (a) On the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of Solid Common Stock (the "Solid Certificates") shall surrender such Solid Certificates to Prologic or to such agent or agents (the "Transfer Agent") as may be designated by Prologic and shall receive in exchange therefor certificates representing the number of whole shares of Prologic Series C Convertible Preferred Stock (upon satisfaction of customary delivery requirements and subject to applicable law with respect to the exercise of appraisal rights), together with a check representing the cash adjustments for fractional shares, if any.

         (b) If any certificate evidencing shares of Solid Common Stock is to be issued in a name other than that in which the Solid Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Solid Certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Transfer Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Prologic Series C Convertible Preferred Stock in any name other than that of the registered holder of the Solid Certificate surrendered or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable.

         (c) Until so surrendered and exchanged, each outstanding Solid Certificate after the Effective Date shall be deemed for all corporate purposes (other than voting and the payment of dividends or other distributions as described below) to evidence the number of whole shares of Prologic Series C Convertible Preferred Stock into which the shares of Solid Common Stock represented by such Solid Certificates are to be converted plus the right to receive the amount of cash per share pursuant to Section 1.02(a) of this Agreement; provided, however, that no dividends or other distributions, if any, in respect to such shares of Prologic Series C Convertible Preferred Stock, declared after the Effective Date and payable to holders of record after the Effective Date, shall be paid to the holders of any unsurrendered Solid Certificates until such Solid Certificates are surrendered. Subject to the effect, if any, of applicable law, after the surrender and exchange of Solid Certificates, the record holders thereof on the date of exchange shall be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of whole shares of Prologic Series C Convertible Preferred Stock for which such Solid Certificate was exchangeable.


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
Holders of any unsurrendered Solid Certificates shall not be entitled to vote until such unsurrendered Solid Certificates are exchanged pursuant to this
Section 1.04.

         (d) Prologic may, without notice to any person, terminate all exchange agencies after thirty (30) days following the Effective Date of the Merger, and thereafter all exchanges, payments and notices provided for in this Agreement as being made to or by the Transfer Agent shall be made to or by Prologic or its transfer agent.

         Section 1.05 Fractional Shares. No fractional share certificates of Prologic Series C Convertible Preferred Stock shall be issued in connection with the conversion of shares of Solid Common Stock in the Merger nor will any outstanding fractional share interest entitle the owner thereof to vote, to receive dividends or to exercise any other right of a stockholder of Prologic. In lieu of any such fractional shares, any holder of Solid Common Stock shall, upon surrender thereof, be paid in cash the value of each such fraction, which for this purpose shall be the product of such fraction multiplied by the average of the closing prices of Prologic Common Stock on the New York Stock Exchange on the five previous trading dates before the date of this Agreement, subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization applicable to shares of Prologic Common Stock held of record on or before the Effective Date to the extent not reflected in such closing price.

         Section 1.06 No Further Transfers. On the Effective Date, the stock transfer books of Solid shall be closed, and no further transfer of Solid Common Stock shall thereafter be made.

         Section 1.07 Effective Date; Application of Deposits. Prologic and Solid anticipate that the Effective Date of the Merger will be no later than October 15, 1999, which date may be extended as provided below. Prologic and Solid acknowledge that Prologic has paid Solid a $50,000 good-faith deposit in exchange for agreeing to the October 15, 1999 Effective Date (the "$50,000 Deposit"). Prologic and Solid further agree that the Effective Date may be extended to November 15, 1999 if Prologic pays Solid an additional good-faith deposit of $25,000 on or before October 15, 1999; provided, however, that the $25,000 payment shall be required only if Solid and the Owners are prepared to close the Merger on October 15, 1999 and the requested extension is necessary through no fault of Solid or the Owners. On the Effective Date, the $50,000 Deposit shall be repaid to Prologic by Solid. If the Effective Date is extended, any deposits paid by Prologic for such extension shall also be repaid to Prologic by Solid on the Effective Date. If for any reason the Merger does not close, the $50,000 Deposit and all subsequent deposits for any extension of the Effective Date shall be deemed non-refundable.


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
                                    ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF SOLID

         Except as expressly set forth in the disclosure schedule delivered to Prologic by Solid pursuant to this Agreement (the "Solid Disclosure Schedule"), for itself, and for each of its Subsidiaries, Solid hereby represents and warrants to Prologic and SRI as follows, which representations and warranties are made as of the date hereof and as of the Effective Date and shall survive the Effective Date regardless of what investigations, if any, Prologic or SRI shall have made prior hereto. Where any representation and warranty is qualified as being "to the best knowledge of Solid," or with words of a similar affect, such shall mean the actual knowledge of William H. Cruise, III, Chief Executive Officer of Solid; Kenneth B. Cruise, President of Solid; and John W. Schauweker, Vice President and Chief Financial Officer of Solid.

         Section 2.01 Organization; Qualification. Solid is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Solid has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. Solid is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, capitalization, financial position, operations, results of operations or prospects (a "Material Adverse Affect") on Solid. Solid has heretofore delivered to Prologic complete and correct copies of its Articles of Incorporation and Bylaws as such are currently in effect.

         Section 2.02 Authority Relative to this Agreement. Solid has full corporate power and authority to execute, deliver and perform this Agreement and, subject to stockholder approval, to consummate the transactions contemplated hereby. The execution and delivery by Solid of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Solid and, except for approval of the Merger by the shareholders of Solid, no other corporate proceedings on the part of Solid are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by Solid and, subject to shareholder approval, constitutes a legal, valid and binding obligation of Solid, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

         Section 2.03 Capitalization. The authorized capital stock of Solid consists of 1,000,000 shares of Solid Common Stock, of which, as of the date hereof, 1,000,000 shares of Solid Common Stock are validly issued and outstanding, fully paid and nonassessable. As of the date of this Agreement there are no shares of Solid Common Stock held in the treasury of Solid and there are no other shares of the capital stock of Solid. As of the date hereof, except as disclosed in the Solid Disclosure Schedule, there are no outstanding options, warrants, rights or other commitments to issue or sell any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from Solid, any


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
shares of its capital stock. No shares of Solid's capital stock have been issued in violation of any preemptive rights or applicable federal or state securities laws. Except pursuant to the TBCA, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of Solid or on the ability of Solid to declare and pay dividends. There are no outstanding obligations of Solid to repurchase, redeem or otherwise acquire any capital stock or other securities of Solid.

         Section 2.04 Subsidiaries; Absence of Certain Agreements. The Solid Disclosure Schedule identifies all Solid Subsidiaries, and sets forth a true and complete listing of the authorized, issued and outstanding capital stock of each Subsidiary and the ownership of the capital stock of each Subsidiary. Each of such Subsidiaries has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. Each is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes qualification necessary, except where failure to so quality, would not have a Material Adverse Affect on such Subsidiary. Except as set forth in the Solid Disclosure Schedule, (a) Solid has good and valid title to its equity interests in the Subsidiaries, respectively, in each case free and clear of all liens, (b) there are no outstanding subscriptions, warrants or other rights to purchase or otherwise acquire any equity securities of any Subsidiary, (c) there are no securities of Solid or any of its affiliates convertible into or exchangeable for equity securities of or voting securities of any Subsidiary, and (d) there are no obligations of Solid or any of its affiliates to issue, deliver or sell any capital stock, voting securities or securities convertible into or exchangeable for equity securities of or voting securities of any Subsidiary. The outstanding equity securities of each Subsidiary are validly issued, fully paid and non-assessable. As used in this Agreement, "Subsidiary" or "Subsidiaries," with respect to any corporation, shall mean any other corporation, limited liability company or partnership (collectively, "entity") of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors or managers of such other entity is at the time directly or indirectly owned or controlled by such first corporation, or by such first corporation and one or more of its Subsidiaries.

         Except as set forth on the Solid Disclosure Schedule, Solid does not own or hold any securities of, or any interest in, any other person or entity nor is Solid subject to any joint venture, partnership or other arrangement that is created as a partnership for federal income tax purposes. Except as set forth in the Solid Disclosure Schedule, there are no voting trusts or other agreements by and between or among Solid, or any or all of its shareholders, whether or not Solid is a party thereto, imposing any restrictions upon the transfer or voting of or otherwise pertaining to the securities of Solid (including, but not limited to the Solid Common Stock) or the ownership thereof. Any and all such restrictions set forth in the Solid Disclosure Schedule shall be duly complied with or effectively waived as of the Effective Date.

         Section 2.05 Governmental Consents and Approvals. Except as disclosed on the Solid Disclosure Schedule, the execution, delivery and performance by Solid of this Agreement and the consummation of the transactions contemplated hereby require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency,


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
instrumentality, court, or authority ("Governmental Body"), other than (a) the filing of the Articles of Merger with the Secretary of State of the State of Texas, (b) any applicable filings with and consents and/or approvals of state security commissions under state securities laws or similar laws and (c) such other consents, approvals, permits, authorizations, notifications or filings, the failure of which to obtain or make would have a Material Adverse Affect on Solid or materially adversely affect the ability of Solid to perform its obligations set forth herein or to consummate the transactions contemplated hereby.

         Section 2.06 Consents, Authorizations. Solid has obtained, or shall have obtained prior to the Effective Date, all consents, approvals or authorizations (or shall obtain from Prologic a written waiver of the requirement to obtain any such consent, approval or authorization) of each person or entity (including Solid's banks or other lenders with regard to loans outstanding to Solid) whose consent, approval or authorization may be necessary so as not to impair, terminate or otherwise adversely affect, in any material respect, any obligation, right or interest of Solid under any contract to which it is a party, including, without limitation, any and all loan or credit agreements, notes, mortgages, leases, customer or supplier agreements (collectively and without limitation, the "Solid Agreements"), or which may otherwise affect the ability to consummate the transactions contemplated hereby, including the ability of Surviving Corporation to continue to receive the benefits under the Solid Agreements.

         Section 2.07 No Violations. Except as disclosed on the Solid Disclosure Schedule, the execution, delivery and performance of this Agreement by Solid, the consummation by Solid of the transactions contemplated hereby or compliance by Solid with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws (or similar charter documents) of Solid, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action by any person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise), agreement, lease (of real or personal property) or other instrument or obligation to which Solid is a party or by which Solid may be bound, (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of Solid, or (d) to the best knowledge of Solid, violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to Solid, subject to actions required under certain of Solid's existing credit arrangements. Reference to Solid in this Section 2.07 includes any of its Subsidiaries.

         Section 2.08 Financial Statements. The consolidated financial statements, financial statement schedules and notes to such financial statements and schedules of Solid (the "Solid Financial Statements") for the year ended September 30, 1998, and the nine months ended June 30, 1999 (the "Balance Sheet Date"), for Solid and separately for each of its Subsidiaries are complete and correct and were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as noted in the Solid Disclosure Schedule, and fairly present the information purported to be shown therein. All such Solid Financial Statements have been prepared from the books and records of Solid, which accurately and fairly reflect the transactions and dispositions of the assets of Solid. Solid does not have any liabilities,


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
contingent or otherwise, whether due or to become due, other than as indicated on the Solid Financial Statements as of the Balance Sheet Date or as otherwise indicated in this Agreement or the Solid Disclosure Schedule. Solid has accrued all employee benefit costs required to be accrued and such accrual is reflected in the balance sheets included in the Solid Financial Statements.

         Section 2.09 Title to and Condition of Assets and Property. Except for items listed on the Solid Disclosure Schedule, all property used in the business of Solid is, or will be at the Effective Date, reflected as assets on the books and records of Solid or is leased by Solid. A list of all such property, real, personal or intangible, has been provided to Prologic. At the Effective Date, none of such property will be owned by any Owner or any entity (other than Solid or a Subsidiary). Solid has, or at the Effective Date will have, good and marketable title to any and all assets reflected in the Solid Financial Statements or Solid's other books and records which are currently, or will be at the Effective Date, owned and used in the operation of its businesses, and such assets are, or will be at the Effective Date, free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except as set forth in the Solid Disclosure Schedule. The Solid Disclosure Schedule further sets forth a description of all real and personal property currently leased or otherwise occupied or used but not owned by Solid, true, correct and complete copies of which leases and other agreements, including all amendments and modifications thereto, have previously been delivered to Prologic. Each of the leases is a valid and binding obligation of Solid and neither Solid nor, to the best knowledge of Solid, the lessor thereunder is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any such lease. Solid enjoys peaceful and undisturbed possession of its interests under all such leases. Except as set forth in the Solid Disclosure Schedule, Solid does not own any real property or any interest therein. All personal property set forth in the Solid Disclosure Schedule is owned by Solid and, except as set forth in the Solid Disclosure Schedule, all property owned or leased by Solid and reflected on the Solid Financial Statements or located on the premises of Solid, is in good operating condition and repair, ordinary wear and tear excepted, is suitable for the use to which it is put by Solid, is free from defects other than minor defects that do not interfere with or detract from the use or value thereof and is presently usable in the ordinary course of the operation of the business of Solid. To the best knowledge of Solid, the buildings, structures, improvements, assets and operations of Solid conform with all applicable restrictive covenants, deeds, leases, and restrictions and all applicable federal, state and local laws, ordinances, rules and regulations, including, but not limited to, those relating to zoning and working conditions. Reference to Solid in this Section 2.09 includes any of its Subsidiaries.

         Section 2.10 Litigation. Except as disclosed in the Solid Disclosure Schedule, there is no action, order, claim, suit, proceeding, litigation, investigation, inquiry, review or notice ("Proceeding") pending or threatened in writing, or to the best knowledge of Solid, threatened verbally, against, relating to or affecting Solid or its Subsidiaries, or any of their respective properties or assets, or any officer or director of Solid or any of its Subsidiaries relating to, or arising from such person's activities as an officer or director of Solid or any of its Subsidiaries, at law or in equity, before any Governmental Body nor, to the best of Solid's knowledge, is there any basis for commencing a Proceeding that could have a Material Adverse Affect on Solid or any of its Subsidiaries. Neither Solid nor its Subsidiaries nor any of their respective properties or assets is specifically by name subject to any currently existing order, judgment, writ, decree or injunction. Except as disclosed in the Solid Disclosure Schedule, neither Solid nor any of its Subsidiaries is subject to any currently existing Proceeding by any Governmental Body.

         Section 2.11 Absence of Changes. Since the Balance Sheet Date, except as disclosed in the Solid Disclosure Schedule, the consolidated business of Solid has been operated consistent with past practice and Solid has not engaged in any activities or transactions which are outside its ordinary course of business, including, without limitation, accelerating the collection of accounts receivable or deferring payment of any liabilities. Further, there has not been with regard to Solid or any of its Subsidiaries (a) any material adverse change in the business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities (contingent or otherwise, whether due or to become due, known or unknown); (b) any dividend declared or paid or distribution made on capital stock, or any capital stock redeemed or repurchased; (c) any incurrence of debt with a maturity greater than one year; (d) any salary, bonus or compensation increases to any officers, employees or agents; (e) any pending or, to the best knowledge of Solid, threatened litigation or disputes; or (f) any other change in the nature of, or the manner of conducting, the business, other than changes that neither have had, nor reasonably may be expected to have, a Material Adverse Affect on Solid or any of its Subsidiaries.

         Section 2.12 Undisclosed Liabilities; Commitments. Except as disclosed in the Solid Disclosure Schedule, neither Solid nor any of its Subsidiaries has any debts, guaranties, liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, and, to the best knowledge of Solid, there is no basis for the assertion against Solid or any of its Subsidiaries of any such debt, guaranty, liability or obligation, (a) that were not accrued or reserved against in the Solid Financial Statements; (b) that were incurred after the Balance Sheet Date, other than in the ordinary course of business; or (c) that in the aggregate have or can reasonably be expected to have a Material Adverse Affect on Solid or any of its Subsidiaries. Solid and any of its Subsidiaries have in all material respects performed all contracts, agreements and commitments to which any is a party, and there is not under any such contracts, agreements or commitments any existing default or event of default or event which with notice or lapse of time or both would constitute a default.

         Section 2.13 Environmental Matters. Except as disclosed in the Solid Disclosure Schedule, to the best knowledge of Solid, Solid and each of its Subsidiaries have duly complied with, their respective business, operations, assets, equipment, leaseholds and other facilities are in compliance with, and their respective subcontractors are in compliance with, the provisions of all federal, state, local and applicable foreign environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, governing (a) air emissions, (b) discharges to surface water or ground water,
(c) solid or liquid waste disposal, (d) the use, storage, generation, handling, transport, discharge, release, or disposal of toxic or hazardous substances or wastes, or (e) other environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 601 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., as amended, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., as amended, the Occupational Safety and Health Act of 1970, as amended ("OSHA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws, as well as similar environmental conservation and protection laws of the foreign jurisdictions in which Solid or any of its Subsidiaries have operations or facilities. There is no Proceeding pending or threatened in writing or, to the best knowledge of Solid, threatened verbally, against Solid or any of its Subsidiaries relating to the environment nor, to the best knowledge of Solid, is there a basis for an assertion against Solid or any of its Subsidiaries of any Proceeding.

         Section 2.14 Employee Benefit and Retirement Plans. The Solid Disclosure Schedule contains a list of all pension, bonus, profit-sharing, stock option or employee welfare agreements or arrangements to which Solid is a party or by which Solid is bound. All are in full force and effect. Except as set forth in the Solid Disclosure Schedule, during the past five years, Solid has not maintained or contributed to any defined benefit pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any multi-employer plans (as defined in Section 3(37)(A) of ERISA). Each employee benefit plan (as defined in Section 3(3) of ERISA) (each, an "Employee Benefit Plan" or "Plan") maintained for employees of Solid to which Solid has contributed and any related trust agreement, annuity contract or any other funding or implementing instrument complies currently in all material respects, as to form, operation and administration, with the provisions of ERISA, as amended, and all other applicable laws, rules and regulations and with the Internal Revenue Code of 1986, as amended (the "Code"), where required in order to be tax-qualified under Section 401(a) or 403(a) and 501(a) of the Code, and, to the best knowledge of Solid, no event has occurred that will cause disqualification of any such Plan under said Sections. All necessary governmental approvals for the Employee Benefit Plans have been obtained; each Employee Benefit Plan that is subject thereto meets the minimum funding standards of Section 302 of ERISA, Section 412 of the Code and any other applicable law, and no accumulated funding deficiency, whether or not waived, exists with respect to any such Plan; each Employee Benefit Plan that is an employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) has been duly authorized by the Board of Directors of Solid and a favorable determination as to the qualification under the Code of each such employee pension benefit plan has been made by the Internal Revenue Service. References to Solid in this
Section 2.14 include any of its Subsidiaries. The retirement plans of any foreign Subsidiary comply with applicable foreign law in all material respects.

         Section 2.15 Labor Matters. The Solid Disclosure Schedule contains a list of all employment or consulting agreements, collective bargaining agreements or other contracts with a labor union or other labor or employee group, noncompetition agreements and confidentiality agreements binding on Solid or any of its Subsidiaries and any of their respective employees. There are no efforts presently being made or threatened by or on behalf of any labor union with respect to the employees of Solid. Solid is in compliance with all federal, state or other applicable laws, domestic or foreign, regarding employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice. No unfair labor practice complaint against Solid is pending or threatened in writing or, threatened verbally, before the National Labor Relations Board or similar foreign agency. There is no labor strike, dispute, slowdown or stoppage pending or threatened against or involving Solid. No representation question exists respecting the employees of Solid. No employment-related grievance or internal or informal complaint or liability with respect to the termination of any employee, consultant or agent exists or, is threatened. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted. No collective bargaining agreement is currently being negotiated by Solid, and Solid has not experienced any material labor difficulty. To the best knowledge of Solid, there has not been any adverse change in relations with employees of Solid as a result of any announcement or consummation of the transactions contemplated by this Agreement. Solid has received no notice that any employee of Solid is in violation of any term of any employment contract, or any other contract or agreement with or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by Solid because of the nature of the business conducted or to be conducted by Solid or to the use of trade secrets or proprietary information of others, and the employment of Solid's employees does not subject Solid to liability in connection with such covenants or agreements. There is neither pending nor, threatened, nor is there any basis for asserting, a material claim against Solid or any of its Subsidiaries, or any of their respective employees, based on sexual harassment or employment discrimination laws. There is neither pending nor, to the best knowledge of Solid, threatened Proceedings with respect to any contract, agreement, covenant or obligation referred to above nor, to the best knowledge of Solid, is there any material basis for asserting the foregoing. Except as set forth in the Solid Disclosure Schedule, Solid has not entered into any severance or similar arrangement with any present or former employee that will result in any obligation, absolute or contingent, of Prologic or Solid, to make any payment to any former employee following termination of employment. References to Solid in this Section 2.15 include each of its Subsidiaries.

         Section 2.16 Information for Filings. None of the information supplied or to be supplied by Solid for inclusion, or included, in any documents to be filed with any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any such regulatory authority, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

         Section 2.17 Taxes. For purposes of this Agreement, "Tax or Taxes" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, franchise, employment, payroll, withholding, alternative or added minimum, transfer or excise tax, or any other governmental fee or other like assessment or charge, together with any interest or penalties. All Taxes that are due and payable, other than those presently payable without penalty or interest, have been timely paid, and Solid has timely filed (and, through the Effective Date, will timely file) all federal, state, foreign and other tax returns required by law to be filed by it. All such Tax reports or returns are true, complete and correct in all material respects with regard to Solid for the periods covered thereby. Solid is not delinquent in the payment of any material Tax, there is no Tax deficiency asserted against Solid, and, except as provided above, there is no unpaid assessment, deficiency or delinquency in the payment of any of the Taxes of Solid. There are no Tax liens upon any properties or assets of Solid. No Internal Revenue Service, state, foreign or local, audit, investigation or Proceeding against Solid is pending or, to the best knowledge of Solid, threatened, and the results of any completed audits are properly reflected in the Solid Financial Statements. Solid has not granted any extension to any taxing authority of the limitation period during which any Tax liability may be asserted. All moneys required for the payment of taxes not yet due and payable with respect to the operations of Solid through and including the Effective Date have been approved, reserved against and entered upon the books and Solid Financial Statements. All moneys required to be withheld by Solid from employees or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by Solid to governmental agencies or set aside in accounts for such purpose have been approved, reserved against and entered upon the books and Solid Financial Statements. References to Solid in this Section 2.17 include each of its Subsidiaries. The Solid Disclosure Schedule contains a list of, and Solid has provided Prologic with true copies of, the U.S., state and foreign income tax returns for fiscal years ended September 30, 1998, 1997 and 1996 for Solid and each of its Subsidiaries.

         Section 2.18 Inventory. No item included in the inventories, materials or supplies of Solid or any of its Subsidiaries is pledged as collateral or held on consignment from others. All finished goods are standard quality goods salable in the ordinary course of business.

         Section 2.19 Proprietary Rights. Solid owns or validly licenses the right to use all technology, proprietary information, know-how, ideas (patented or unpatented), data, licenses, customer lists, processes, formulas, trade secrets, telephone numbers, computer software, computer programs, designs, inventions, trademarks, trademark registrations and applications therefor, registered and common law copyrights, and registered copyright applications, trade names (whether or not registered or registerable), service marks, service mark registrations and applications therefor (collectively, the "Proprietary Rights"), including but not limited to, any and all Proprietary Rights previously owned by Advanced Mechtronic Services, Inc., necessary to conduct the business of Solid as the business is presently being conducted. The Solid Disclosure Schedule sets forth a complete and correct list (including, where applicable, registration or application numbers and dates of filing, renewal and termination) of all Proprietary Rights which have been protected by a filing or registration with a Governmental Body. Solid shall have, after the Effective Date, the exclusive right to use the Proprietary Rights as listed in the Solid Disclosure Schedule necessary to continue to conduct the business of Solid as the business is presently being conducted. No consent of any third party will be required for the use of the Proprietary Rights by Solid after the Effective Date. No claim or opposition has been asserted, or to the best knowledge of Solid, threatened, by any person or entity to the ownership of or Solid's right to use any of the Proprietary Rights or challenging or questioning the validity or effect of any license or agreement relating thereto, and, to the best knowledge of Solid, there is no basis for any such claim or assertion. Solid has ownership of, or valid licenses to use all of, the Proprietary Rights. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated. The Proprietary Rights owned by Solid are owned free and clear of all liens, charges, or encumbrances. Use by Solid of the Proprietary Rights will not, and the conduct of the business as presently conducted does not, infringe on or violate the rights of any other person or entity. No Proceedings have been instituted, are pending or are threatened that challenge or oppose the rights of Solid with respect to any of the Proprietary Rights. Solid has not received any notice or inquiry from any person or entity of any alleged infringement by Solid. Solid has not given and is not bound by any agreement of indemnification in connection with any Proprietary Rights or, except for standard product warranties, any product or service sold or performed by Solid. Solid is not aware of any infringement by others of its Proprietary Rights. Set forth in the Solid Disclosure Schedule is a list of all confidentiality agreements entered into by Solid relating to the Proprietary Rights and all such contracts are in full force and effect. References to Solid in this Section 2.19 include each of its Subsidiaries.

         Section 2.20 Surety Obligations. Except as set forth in the Solid Disclosure Schedule, neither Solid nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued and none have entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any person or entity.

         Section 2.21 Records. The respective minute books, books of account, stock record books and other records of Solid, all of which have been or will be made available to Prologic, contain accurate and complete records of all corporate actions of the shareholders and Board of Directors (and committees thereof) during the periods of time in which such minute books were maintained.

         Section 2.22 Compliance With Law; Conduct. Neither Solid nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or agency or any other Governmental Body, or any judgment, order, writ, injunction or decree of any court or agency, applicable to its business or operation, except where such violations or failure to comply would not have a Material Adverse Affect on Solid or any of its Subsidiaries. Solid and its Subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their respective business as now being conducted.

         Section 2.23 Insurance. Contained in the Solid Disclosure Schedule is a complete and accurate description of all insurance maintained with respect to the assets, properties and business of Solid and each of its Subsidiaries. All of the insurable properties of Solid and its Subsidiaries are insured for Solid's benefit under valid and enforceable policies, issued by insurers rated A or better by A.M. Best Company. All premiums and brokerage commissions owed by Solid or its Subsidiaries have been paid or properly accrued on the Solid Financial Statements.

         Section 2.24 Receivables. All accounts receivables at June 30, 1999, and all account receivables since that date have arisen in the ordinary course of business for products delivered or services rendered. Solid is not aware of any event or condition with respect to a specific customer that causes it to believe that any such receivable will not be collected in full in due course without resort to litigation and will not be subject to counter claim or setoff. The reserves for doubtful accounts reflected on the Solid Financial Statements have been determined in accordance with generally accepted accounting principles and past practice consistently applied.

         Section 2.25 Merger Expenses. The Solid Disclosure Schedule contains a complete and accurate list of all paid and accrued merger-related expenses through September 30, 1999, subject to Section 8.02, showing the allocation of such expenses between Solid and the Owners. This list shall be updated as of the Effective Date as provided in Section 5.16 hereof.

         Section 2.26 Bank Accounts; Powers of Attorney. The Solid Disclosure Schedule completely and accurately lists the name and address of each bank, brokerage firm or other financial institution in which Solid or any of its Subsidiaries has an account or possesses a safe deposit box and sets forth the amount and nature of all cash and cash equivalents contained therein at June 30, 1999. The Solid Disclosure Schedule also lists the names of all persons authorized to draw thereon, or to have access thereto or to authorize transactions therein, and the names of all parties, if any, holding powers of attorney from Solid or any of its Subsidiaries with respect thereto or with respect to any other matter, and the account number of any such account. Neither Solid nor any of its Subsidiaries maintains any securities or commodity trading account or other brokerage account.

         Section 2.27 Product and Service Warranties. Except as disclosed on the Solid Disclosure Schedule, there is no claim against or liability of Solid or any of its Subsidiaries on account of product or service warranties or with respect to the manufacture, sale or lease of products or performance of services, and there is no basis for any such claim on account of products heretofore manufactured, sold or leased or services performed.

         Section 2.28 Transactions with Affiliates. Except as set forth in the Solid Disclosure Schedule, neither Solid nor any of its Subsidiaries has engaged in any loans, leases, contracts or other transactions with any director, officer or key employee of Solid, or any member of any such individual's immediate family or any other Affiliate of Solid. As used in this Agreement, "Affiliate" shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person or entity. A person or entity shall be deemed to control another person or entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person or entity, whether through the ownership of voting securities, by contract or otherwise. Immediately prior to the Effective Date, all advances or loans made by Solid or any of its Subsidiaries to any stockholder, officer, director, employee, Affiliate or agent of Solid or any of its Subsidiaries will have been repaid in full, with accrued interest to the date of repayment.

         Section 2.29 Price and Customer Lists. The Solid Disclosure Schedule sets forth (a) complete and accurate price lists of Solid and each of its Subsidiaries used currently, and (b) a list of Solid's and each of its Subsidiaries' current ten largest customers. No material customer listed in the Solid Disclosure Schedule is seeking or presently intends to seek to terminate its relationship or agreement with Solid and nothing has come to Solid's attention to suggest that any such customer will not renew its existing agreement with Solid on the expiration date thereof on terms at least as favorable to Solid as those currently in effect.

         Section 2.30 Corrupt Practices. Since the inception of Solid, there have been no violations of the Foreign Corrupt Practices Act or any similar state or federal statute relating to bribery or similar offenses by Solid or any of its agents. Neither Solid nor any officer, director, employee or agent of Solid (or any person acting on behalf of any of the foregoing) has since the date of Solid's incorporation, given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official, or any other person or entity who is or may be in a position to help or hinder Solid or assist Solid in connection with any actual or proposed transaction, which gift or similar benefit, if not given in the past, would have a Material Adverse Affect, or which would subject Solid to material penalty in any private or governmental Proceeding. References to Solid in this Section 2.30 include each of its Subsidiaries.

         Section 2.31 No Default. Except as set forth in the Solid Disclosure Schedule, neither Solid nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under (a) their respective Articles of Incorporation or Bylaws (or other similar charter documents); (b) any mortgage, loan, agreement, contract, arrangement, lease, lease purchase, indenture or other evidences of indebtedness for borrowed money or other instrument to which Solid is now a party or by which Solid or any of its assets is bound; or (c) any judgment, order, writ, injunction, or decree, of any court, arbitrator, agency, official, authority or other Governmental Body.

         Section 2.32 Additional Items Reflected in the Solid Disclosure Schedule. In addition to items and information specifically referred to in previous sections of this Article 2, the Solid Disclosure Schedule contains a complete and accurate list or brief description of (a) all current or pending contracts or commitments not previously required to be described in the Solid Disclosure Schedule, written or otherwise, between Solid and any party that involve, in the aggregate, the payment or receipt by Solid of more than $25,000, or which otherwise are material to Solid; (b) any compensation, noncompetition, severance, consulting, or confidentiality agreements between Solid and any of its executive officers for the last two fiscal years and at present not previously required to be described in the Solid Disclosure Schedule; (c) the number and job category of all current employees of Solid, including with respect to key employees, their names, date of employment, current compensation (including sales commissions) and date and amount of last increase in compensation; (d) a list of all leases, contracts or agreements for which consents of any private persons or public authorities would be required (citing the section(s) thereof requiring such consents) for the consummation of the transactions contemplated hereby, or for the preventing of any termination of any material right, privilege, license or agreement of, or any loss or disadvantage to, Solid or Prologic upon consummation of the transactions contemplated hereby; (e) all governmental licenses and permits relating to the operations of Solid and any of its Subsidiaries; and (f) any arrangements or agreements of Solid with its competitors. References to Solid in this Section
2.32 include each of its Subsidiaries.

         Section 2.33 Copies of Documents; Accuracy of Information Furnished. Solid has delivered or made available to Prologic complete and accurate copies of all documents listed on the Solid Disclosure Schedule. All of the exhibits and schedules provided by Solid are true, correct and complete in all material respects and no written representation, warranty or statement made by Solid in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Prologic which is seeking complete and accurate information with respect to Solid.

                                    ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF PROLOGIC AND SRI

         Except as set forth in the disclosure schedule delivered to Solid by Prologic pursuant to this Agreement (the "Prologic Disclosure Schedule"), Prologic hereby represents and warrants to Solid and the Owners as follows, which representations and warranties are made as of the date hereof and as of the Effective Date and shall survive the Effective Date regardless of what investigations, if any, Solid or any of the Owners shall have made prior hereto:

         Section 3.01 Organization; Qualification. Each of Prologic and SRI is a corporation duly organized, validly existing and in good standing under the laws of the States of Arizona and Texas, respectively. Each has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. Prologic is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Affect on Prologic.

         Section 3.02 Authority Relative to this Agreement. Each of Prologic and SRI has full corporate power and authority to execute, deliver and perform this Agreement and, subject to approval by the shareholders of SRI and Solid, to consummate the transactions contemplated hereby. The execution and delivery by Prologic and SRI of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of SRI and Prologic. Except for the approval of the Merger by the sole shareholder of SRI, no other corporate actions on the part of SRI is necessary with respect thereto. Except for the shareholder approval required as set forth in Section 3.05, no other corporate actions on the part of Prologic is necessary with respect thereto. Prologic and SRI will take or cause to be taken all corporate action that is necessary for each to execute and file the Articles of Merger with the Secretary of State of Texas, and to complete the transactions to be completed by SRI pursuant to this Agreement. This Agreement has been duly and validly executed and delivered by Prologic and SRI and constitutes a legal, valid and binding obligation of both, enforceable against each in accordance with its terms.

         Section 3.03 Capitalization. The authorized capital stock of Prologic consists of: (a) 10,000,000 shares of Prologic Common Stock, no par value per share; and (b) 1,000,000 shares of Prologic Preferred Stock, no par value per share, of which 16,667 are designated Series A, 8% Cumulative Convertible Preferred Stock, and 150,000 are designated Series B, 10% Cumulative Convertible Preferred Stock. As of August 31, 1999, 8,221,321 shares of Prologic Common Stock, 16,667 shares of Series A Preferred Stock and 72,000 shares of Series B Preferred Stock are validly issued and outstanding, fully paid and nonassessable. Prologic has also entered into a Stock Purchase and Merger Agreement, dated as of July 9, 1999, with Sunburst Acquisitions IV, Inc. ("Sunburst") pursuant to which Sunburst has the right to acquire up to 6,171,050 shares of Prologic Common Stock. As of August 31, 1999, Sunburst had acquired 3,459,972 shares of Common Stock, which amount is included in the number of outstanding shares set forth above.

         Section 3.04 Validity of Shares to be Issued. The shares of Prologic Series C Convertible Preferred Stock to be issued to the stockholders of Solid as a result of the Merger have been duly authorized and, upon delivery thereof pursuant to the provisions of this Agreement, will be validly issued and outstanding, fully paid and non-assessable, not subject to any preemptive rights, and issued in compliance with applicable securities laws. Such shares will be "restricted securities" and, when delivered at the Effective Date, will not be registered with the SEC under the Securities Act of 1933, as amended.

         Section 3.05 Authorization of Additional Common Stock. No later than December 31, 1999, Prologic will cause a shareholders' meeting to be held to authorize an amendment to the Company's Articles of Incorporation to increase Prologic's authorized common stock to provide sufficient shares to permit the conversion of the Prologic Series C Convertible Preferred Stock as set forth in
Section 1.02 hereof. If for any reason the authorized shares of Prologic's common stock is not increased in the manner set forth in this Section 3.05 prior to the eligibility of conversion of the Prologic Series C Convertible Preferred Stock, Prologic will provide to the Owners other consideration of equal value, as mutually agreed by the Owners and Prologic.

         Section 3.06 Governmental Consents and Approvals. Except as set forth on the Prologic Disclosure Schedule, the execution, delivery and performance by Prologic and SRI of this Agreement and the consummation of the transactions contemplated hereby by Prologic and SRI require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body, court, agency, or authority, other than (a) the filing of the Articles of Merger with the Secretary of State of Texas, (b) any applicable filings with and consents and/or approvals of the SEC and state securities commissions under state securities laws and (c) consents, permits, authorizations, notifications or filings the failure of which to obtain or make would have a Material Adverse Affect on Prologic or have a Material Adverse Affect the ability of Prologic to perform its obligations set forth herein or to consummate the transactions contemplated hereby.

         Section 3.07 No Violations. Except as set forth on the Prologic Disclosure Schedule, the execution, delivery and performance of this Agreement by Prologic, the consummation by Prologic and SRI of the transactions contemplated hereby or compliance by Prologic and SRI with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws of Prologic, (b) result in a default, or give rise to any right of termination, cancellation or acceleration, or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action of any person, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise) agreement, lease or other instrument or obligation to which Prologic is a party or by which Prologic or any of its Subsidiaries may be bound other than that which has been or will be obtained, (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of Prologic, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Prologic.

         Section 3.08 Financial Statements; SEC Reports. The consolidated financial statements, financial statement schedules and notes to such financial statements and schedules of

Prologic ("Prologic Financial Statements") contained in Prologic's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999, as filed with the SEC ("Prologic Form 10-KSB") and any Prologic Quarterly Reports on Form 10-QSB as filed with the SEC after June 30, 1999 ("Prologic Form 10-QSB") is, or will be, complete and correct and were, or will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis except as noted therein, and fairly present the information purported to be shown therein. All Prologic Financial Statements have been prepared from the books and records of Prologic and its subsidiaries, which accurately and fairly reflect the transactions and dispositions of the assets of Prologic and its subsidiaries. Neither Prologic nor any of its subsidiaries had any material liabilities, contingent or otherwise, whether due or to become due, known or unknown, other than as indicated on the latest balance sheets ("Latest Prologic Balance Sheet") included in the Prologic Financial Statements. Prologic and its subsidiaries have adequately funded all accrued employee benefit costs and such funding is reflected in the balance sheets included in the Prologic Financial Statements. Each of Prologic's Form 10-KSB, Prologic's Form 10-QSB, and Prologic's other public filings with the SEC are collectively referred to as the "Prologic Filings."

         Section 3.09 Litigation. Except as disclosed in the Prologic Filings or in the Prologic Disclosure Schedule, there is no material Proceeding pending or, to the knowledge of Prologic, threatened against, relating to or affecting Prologic, any of its subsidiaries or any of their respective properties or assets or any officer or director of Prologic or its subsidiaries relating to Prologic or its subsidiaries, at law or in equity, before any Governmental Body nor, to the knowledge of Prologic, is there any basis for asserting the foregoing. Except as disclosed in the Prologic Disclosure Schedule, Prologic is not subject to any material Proceeding by any Governmental Body.

         Section 3.10 Information of Filings. None of the information supplied or to be supplied by Prologic for inclusion or included in any documents to be filed with any regulatory authority in connection with the transactions contemplated hereby will, at the respective time such documents are filed with such regulatory authority, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

         Section 3.11 Copies of Documents; Accuracy of Information Furnished. Prologic has delivered or made available to Solid complete and accurate copies of all documents listed on the Prologic Disclosure Schedule. All of the exhibits and schedules provided by Prologic are true, correct and complete in all material respects and no written representation, warranty or statement made by Prologic in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Solid or any of the Owners, each of which is seeking complete and accurate information with respect to Prologic and its Subsidiaries.

                                  ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF OWNERS

         Except as set forth in the disclosure schedule delivered to Prologic and SRI by Owners pursuant to this Agreement (the "Owners Disclosure Schedule"), Owners hereby represent and warrant to Prologic and SRI as follows, which representations and warranties are made as of the date hereof and as of the Effective Date and shall survive the Effective Date regardless of what investigations, if any, Prologic or SRI shall have made thereof prior thereto:

         Section 4.01 Title to Shares. Immediately prior to the Effective Date, collectively, Owners shall be the lawful owners and holders of an aggregate of 1,000,000 shares of Solid Common Stock, and, on the Effective Date, shall hold all such shares. Each Owner's shares of Solid Common Stock are free and clear of all liens and encumbrances of any kind.

         Section 4.02 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Owners and constitutes the legal, valid and binding obligation of the Owners, enforceable against them in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws affecting enforcement of creditors' rights generally. The execution, delivery and performance by the Owners of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of any law to which the Owners are subject nor result in a breach or violation by the Owners of any of the terms or provisions of, or constitute a default by the Owners under any note, bond, mortgage, indenture, license, trust (constructive or other), agreement, lease, or other instrument or obligation to which the Owners are a party or by which the Owners are bound or by which any of the Owners may be organized. The Owners are not a party to, or subject to, or bound by, any currently existing order, judgment, injunction, writ or decree of any court or governmental authority, or any arbitration award that would restrict performance by the Owners of this Agreement or such other documents or instruments to be executed or delivered by the Owners in conjunction herewith.

         Section 4.03 Transfers to Solid. All assets, liabilities and properties belonging to any of the Owners, any Solid Subsidiary, or any affiliated partnership or limited liability company, that are to be transferred to Solid between the date of this Agreement and the Effective Date are set forth on the Owners Disclosure Schedule. Except as set forth in the Owners Disclosure Schedule, such assets and properties will be transferred free and clear of all liens and encumbrances of whatever kind and nature. The liens and encumbrances, if any, on such assets or property reflected in the Owner's Disclosure Schedule are, and at the Effective Date will be, the only liens or encumbrances relating to such assets or property. The procedures for completing the transfers are set forth on the Owners Disclosure Schedule.

         Section 4.04 Certain Transactions or Arrangements. Except for agreements and transactions entered into in connection with this Agreement and except as set forth in the Owners Disclosure Schedule, the Owners are not presently, directly or indirectly, a party to any transaction with Solid, including without limitation: (a) any contract, agreement, understanding or commitment or other arrangement providing for the furnishing of services by, rental of real or personal property from or otherwise requiring payments to the Owners or any Affiliate of the Owners; (b) any contract, agreement, understanding, commitment or other arrangement relating to the employment of the Owners by the Company, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan; or (c) any loans or advances to or from Solid.

         Section 4.05 Investments in Competitors. Except as set forth in the Owners Disclosure Schedule, the Owners do not own, directly or indirectly, any interest or have any investment in any corporation, business or other person or entity that is a competitor or potential competitor of, or that otherwise directly or indirectly does business with, Solid or affiliated entities.

         Section 4.06 Solid's Representations. The Owners have reviewed the representations, warranties and statements made by Solid in this Agreement and, to the best knowledge and belief of each of them, such representations and warranties do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement not misleading.

         Section 4.07 Investment Representation. Each Owner is receiving shares of the Prologic Series C Convertible Preferred Stock for investment for the Owner's own account, not on behalf of others and not with a view to sell or otherwise distribute such shares. Each Owner acknowledges that such shares of Prologic Series C Convertible Preferred Stock have not been registered under the Securities Act of 1933, as amended, or under any state securities laws, and therefore, cannot be resold after the Effective Date unless registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available and, as a result, each Owner must bear the risk of an investment in the Prologic Series C Convertible Preferred Stock for an indefinite period of time. The financial condition of each Owner is currently adequate to bear the economic risk of an investment in the Prologic Series C Convertible Preferred Stock. Each Owner has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as Prologic. Each Owner has received and carefully read the Prologic Filings. Each Owner has had an opportunity to ask questions of, and receive answers from officers of Prologic, concerning Prologic and the Prologic Series C Convertible Preferred Stock and to obtain any additional information which each Owner reasonably requested and is material to its investment decision.

         Section 4.08 Copies of Documents; Accuracy of Information Furnished. The Owners have delivered or made available to Prologic and SRI complete and accurate copies of all documents listed in the Owners Disclosure Schedule. All the exhibits and schedules provided by the Owners are true, correct and complete in all material respects and no written representation, warranty or statement made by the Owners in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Prologic or SRI who are seeking complete and accurate information with respect to the Owners.

         Section 4.09 Liabilities of Advanced Mechtronic Services, Inc. Solid shall not be liable for any liabilities of Advanced Mechtronic Services, Inc. incurred prior or subsequent to the Effective Date.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

         Section 5.01 Conduct of Business of Solid. After the date hereof and prior to the Effective Date, Solid shall conduct its operations according to its normal course of business to preserve intact its business organization, use reasonable efforts to keep available the services of their officers and employees, use reasonable efforts to preserve and maintain satisfactory relationships and goodwill with licensors, suppliers, dealers, customers and all others having business relationships with them, pay the suppliers, vendors and taxing authorities of Solid in accordance with its usual business practices and in a timely fashion and continue to service and maintain all of its assets in a manner consistent with past practice.

         Section 5.02 Forbearances by Solid. Except as contemplated by this Agreement, neither Solid nor any of its Subsidiaries shall, after the date hereof and prior to the Effective Date, without the prior written consent of Prologic;

         (a) issue additional capital stock or any additional securities or obligations convertible into or exchangeable for, or giving any person any right to acquire, capital stock;

         (b)      acquire any shares of its capital stock;

         (c)      declare or pay any dividend;

         (d) issue any stock options, stock appreciation rights, warrants or any other rights relating to their respective securities;

         (e) sell (i) any assets not in the ordinary course of business or (ii) any assets whether or not in the ordinary course of business for an amount greater than $25,000 except for invoiced sales of inventory previously disclosed in writing to Prologic;

         (f)      issue or incur additional debt for borrowed money;

         (g) mortgage, pledge or otherwise encumber any of their respective properties or assets;

         (h) make any investment in third parties or assets of a capital nature either by purchasing stock, securities or assets, contributing to capital, transferring property or otherwise making any investment;

         (i) make any commitments in excess of $25,000 for capital expenditures or other commitment or transaction;

         (j) increase in any manner, whether by bonus or otherwise, the compensation of any of their respective officers or employees;

         (k) amend their respective Articles of Incorporation or Bylaws (or similar charter documents) except as may be necessary to facilitate the consummation of the transactions contemplated by this Agreement;

         (l) undertake any action that will reduce Solid's working capital, as determined by generally accepted accounting principles, to an amount lower than the working capital of Solid at June 30, 1999, and previously furnished to Prologic; or

         (m) enter into any agreement to do any of the things described in clauses (a) through (l) above.

         Section 5.03 No Solicitation. Solid, its officers and directors and the Owners will not, nor permit any of their respective officers, employees, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) to, directly or indirectly (a) solicit, initiate or encourage submission of proposals or offers by, or (b) furnish any information with respect to or otherwise cooperate in any way with, or participate in any discussions or negotiations with, any corporation, partnership, person or other entity or group ("Person") with respect to any proposal regarding the acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Solid, or any business combination with Solid. Solid and/or the Owners shall promptly notify Prologic if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice, indicate in reasonable detail the identity of the offeror and the terms and conditions of any such proposal.

         Section 5.04 Investigation of Business and Properties. Each party hereto may make or cause to be made such investigation of the business and properties of the other parties and of their financial and legal condition as such party deems appropriate or advisable to familiarize himself/itself therewith, provided such investigation shall not unreasonably interfere with the normal operations of the other parties.

         Section 5.05 Confidentiality. Each party agrees with respect to all technical, commercial and other information that is furnished or disclosed by the other parties, and stamped "Confidential" or identified as such in writing following disclosure, including, but not limited to, information regarding such party's (and its subsidiaries' and affiliates') organization, personnel, business activities, customers, subscribers, policies, assets, finances, costs, sales, revenues, technology, rights, obligations, liabilities and strategies (the "Information"), that, unless and until the transactions contemplated hereby shall have been consummated, (a) such Information is confidential and/or proprietary to the furnishing/disclosing party and entitled to and shall receive treatment as such by the receiving party; (b) the receiving party will hold in confidence and not disclose or use (except in respect of the transactions contemplated hereby) any such Information, treating such Information with the same degree of care and confidentiality as it accords its own confidential and proprietary information; provided, however, that the receiving party shall not have any restrictive obligation with respect to any Information that (i) is contained in a printed publication available to the general public, (ii) is or becomes publicly known through no wrongful act or omission of the receiving party, (iii) is known by the receiving party without any proprietary restrictions by the furnishing/disclosing party at the time of receipt of such Information, (iv) the use of which is necessary or appropriate in making any filing or obtaining any consent or approval required for consummation of the Merger, or (iv) is required to be furnished or used in connection with any Proceedings; and (c) all such Information furnished to a party by another, unless otherwise specified in writing, shall remain the property of the furnishing/disclosing party and, in the event this Agreement is terminated, shall be returned to it, together with any and all copies made thereof, upon written request for such return by it (except for documents submitted to a governmental agency with the consent of the furnishing/disclosing party or upon subpoena and that cannot be retrieved with reasonable effort), and each party shall confirm in writing to the others compliance with any such request. Each party hereto acknowledges that the remedy at law for any breach by a party of its obligations under this section is inadequate and that the other parties shall be entitled to equitable remedies, including injunctive relief, in the event of breach by any other party.

         Section 5.06 Public Announcements. Prologic and Solid shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or transactions contemplated hereby, shall not issue any such press release or make any such public statement prior to such consultation, and shall consult with each other as to form and substance of other public disclosures related thereto; provided however, that nothing contained herein shall prohibit either party from making any disclosure that is required by law. None of the Owners shall make any announcement with respect to the Merger, this Agreement or transactions contemplated hereby, without the express written consent of Prologic.

         Section 5.07 Agreement to Consummate. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable efforts to do all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including, but not limited to, the obtaining of all consents, authorizations, orders and approvals of any governmental commission, board or other regulatory body required in connection therewith and initiating or defending any legal action that is necessary or appropriate to permit the transactions contemplated hereby to be consummated. Without limiting the foregoing, none of the Owners will take any action to exercise any statutory appraisal rights that they may have with respect to the Merger. At any time after the Effective Date, if any further action is necessary, proper or advisable to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, each party to this Agreement shall take, or cause its proper officers to take, such action. No party to this Agreement shall take or cause to be taken any action that would cause the representations or warranties expressed herein to be untrue or incorrect on the Effective Date.

         Section 5.08 Solid Shareholders' Approval. Within ten business days after the execution of this Agreement by Solid and Owners, Solid shall hold a meeting of its shareholders for the purpose of voting upon the Merger. In connection with such meeting, Solid shall deliver by mail all required notices and other materials to its shareholders, and the Board of Directors of Solid shall recommend approval of the matters related to the Merger to be voted upon at such shareholder meeting and shall use its best efforts to obtain such shareholder approval. In lieu of such meeting, such approval may be in the form of the unanimous written consent of the shareholders of Solid.

         Section 5.09 SRI Shareholder's Approval. Within ten business days after the execution of this Agreement by SRI, SRI shall obtain the written consent of its sole shareholder to the Merger.

         Section 5.10 Notice. Solid shall promptly give notice to Prologic and the Owners upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute, any of Solid's representations or warranties being or becoming untrue. Prologic will promptly give notice to Solid and the Owners upon becoming aware of the occurrence or failure to occur, of any event that would cause or constitute, any of Prologic's representations or warranties being or becoming untrue. Owners will promptly give notice to Prologic and Solid upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute, any of the Owners' representations or warranties being or becoming untrue.

         Section 5.11 Representation, Warranties, and Agreements; Survival. The representations, warranties and indemnities of Solid, Prologic and Owners, contained in this Agreement and any related documents, shall survive for a period of two years from the Effective Date. At the end of the survival period of the representations and warranties of Solid and Owners, Prologic shall, without further action, be deemed to have fully released Solid and Owners from any and all responsibility with respect to a breach of such representations and warranties (including any obligation under the indemnification provisions contained in Section 5.12) unless during such survival period Prologic shall have given Solid and Owners notice of the nature and reasonable particulars under the then existing circumstances of any claimed breach by Solid and/or Owners. At the end of the survival period of representations and warranties of Prologic, Owners shall, without further action, be deemed to have fully released Prologic from any and all responsibility with respect to a breach of such representations and warranties (including any obligation under the indemnification provisions contained in Section 5.12) unless during such survival period Owners shall have given Prologic notice of the nature and reasonable particulars under the then existing circumstances of any claimed breach by Prologic and the basis therefor. The obligations, covenants and agreements of Solid, Owners and Prologic contained in this Agreement and any related documents shall survive the Closing. The representations, warranties, obligations, covenants, indemnities and agreements shall not be affected by, and shall remain in full force and effect notwithstanding, any investigation at any time made by or on behalf of any party hereto or any information any party may have with respect thereto.

         Section 5.12 Indemnification. Prologic and the Owners shall be subject to the indemnification obligations set forth in this Section 5.12. Notwithstanding any other provision of this Agreement, neither Prologic nor the Owners shall be liable for any such indemnification regarding any single claim, loss, expense, obligation or other liability that does not exceed $50,000; provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations and liabilities not exceeding $50,000 each reaches a total of $50,000 (the "Indemnification Threshold"), Prologic or the Owners, as the case may be, shall be responsible for satisfying such indemnification obligation as provided below.

         (a) Owners Indemnify Prologic. Provided the Indemnification Threshold is met, Owners, jointly and severally, shall indemnify and hold Prologic harmless from and against, and promptly reimburse Prologic for, any and all loss, expense, damage, deficiency, liability or obligation, including investigative and settlement costs and attorneys' fees (collectively, "Claims"), arising out of or in connection with any breach of representation or warranty of Solid or Owners contained in Article 2 hereof or in any certificate delivered pursuant hereto, regardless of whether Prologic relied upon the truth of such representation or warranty or had any knowledge of any breach thereof. Each Owner, individually, shall indemnify and hold Prologic harmless from and against, and promptly reimburse Prologic for any Claim arising our out of or in connection with any breach of representation or warranty of Owner contained in
Article 4 hereof or in any certificate delivered pursuant hereto, regardless of whether Prologic relied upon the truth of such representation or warranty or had knowledge of any breach thereof. In computing the amount to be paid by Owners under this Section 5.12(a), there shall be deducted an amount equal to any tax benefits actually received by Prologic, Solid or any of its Subsidiaries, taking into account the income tax treatment of the receipt of such indemnity payment.

         (b) Prologic Indemnifies Owners. Provided the Indemnification Threshold is met, Prologic shall indemnify and hold each of the Owners harmless from and against, and promptly reimburse each of the Owners for, any and all loss, expense, damage, deficiency, liability or obligation, including investigative and settlement costs and attorneys' fees, arising out of or in connection with any breach of representation or warranty of Prologic contained in Article 3 hereof or in any certificate delivered pursuant hereto, regardless of whether any of the Owners relied upon the truth of such representation or warranty or had any knowledge of any breach thereof.

         (c) Procedure for Indemnification. Upon receipt by a party entitled to indemnification hereunder (the "Indemnified Party") of notice of any situation, event or occurrence that might give rise to a claim for indemnification of such Indemnified Party against any of another party pursuant to this Section 5.12, the Indemnified Party shall give prompt written notice thereof to the other party (an "Indemnifying Party"), indicating with reasonable specificity the nature and amount of such indemnification. Failure to give any notice provided under this Section 5.12(c) shall in no way be deemed a forfeiture of the Indemnified Party's rights to be indemnified under Section 5.12. A claim for indemnity may, at the option of the Indemnified Party, be asserted as soon as any situation, event, or occurrence has been noticed by the Indemnified Party, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred. Disputed claims will be resolved pursuant to Section 5.13.

         (d) Offset. Prologic shall be entitled to offset any amount to which it is entitled to be indemnified pursuant to this Section 5.12 from any amounts due the Owners as a result of a Consideration Adjustment pursuant to Section 1.02 hereof. Prologic and Solid understand and agree that if any Claims giving rise to indemnification affect Adjusted EBITDA at September 30, 2000, then Adjusted EBITDA will be revised prior to finally determining the Consideration Adjustment.

         Section 5.13      Resolution of Disputed Claims under Section 5.12.

         Any controversy, claim or dispute arising out of or relating to any indemnification under Section 5.12, which cannot be resolved through good-faith negotiation, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The award of the arbitrator shall be final and binding.

         (a) Procedures; Location of Arbitration. Whenever possible, the Expedited Procedures of the Commercial Arbitration Rules shall be followed. In the event that the Expedited Procedures are not practicable, the arbitration shall be held before a single arbitrator in accordance with the Regular Procedures of the Commercial Arbitration Rules. The arbitration shall be held at the Phoenix Regional offices of the American Arbitration Association, or at such other location as may be mutually agreed by the Parties.

         (b) Award; Fees and Costs. The award shall contain the arbitrator's reasoned findings and conclusions, and shall specify in reasonable detail the nature of the claims and the arbitrator's determination as to the amount thereof. The arbitrator shall apportion among the Parties the costs, fees and expenses of arbitration, including without limitation attorneys' fees and costs, in such amounts as the arbitrator deems reasonable and proper.

         Section 5.14      Tax Return Filings.

         (a) Owners' Obligations. Owners shall file, or cause to be filed, on a timely basis and at their sole cost and expense, all tax returns, tax reports or similar filings required to be filed by any governmental entity or regulatory body with respect to Solid and its Subsidiaries for tax periods ending prior to or on September 30, 1999. Prologic, and Surviving Corporation agree to make the books and records of Solid available to the Owners at reasonable times and upon reasonable notice for purposes of complying with this Section 5.14(a).

         (b) Prologic Obligations. Prologic and its subsidiaries shall file, or cause to be filed, on a timely basis and at their sole cost and expense all tax returns, tax reports or similar filings required to be filed by any governmental entity or regulatory body with respect to Solid and its Subsidiaries for tax periods ending after September 30, 1999.

         Section 5.15 Delivery of Disclosure Schedules. Prologic, Solid and the Owners agree that the Prologic Disclosure Schedule, the Solid Disclosure Schedule and the Owners Disclosure Schedule shall be delivered no later than September 30, 1999. Prologic, Solid and the Owners further agree that no later than the Effective Date, they will provide amendments to any such schedules to reflect any changes that have occurred between September 30, 1999 and the Effective Date.

         Section 5.16 Employee Matters. Prologic agrees that it will either maintain all current Solid employee benefit programs or will replace one or more of such programs with a substantially similar employee benefit program.

         Section 5.17 Solid Employee Stock Option Plan. On the Effective Date, any right of a Solid employee to purchase Solid Common Stock under the Solid Employee Stock Option Plan shall be converted into a right to purchase the same number of shares of Prologic Common Stock under the Prologic 1994 Stock Option Plan (the "Prologic SOP"). The terms and conditions of the Prologic SOP shall control such employee's participation in the stock option program, with the exception that (i) Prologic agrees to maintain the same vesting schedule for such employees as set forth in the Solid Employee Stock Option Plan; and (ii) the exercise price for the Prologic Common Stock issued to such employees shall be determined in good faith by the Compensation and Stock Option Committee of Prologic's Board of Directors, which price shall be consistent with the exercise price for Prologic employees.

                                    ARTICLE 6

           CONDITIONS PRECEDENT TO CLOSING AND POST-CLOSING COVENANTS

         Section 6.01 General Conditions. Consummation of the Merger shall be subject to the fulfillment at the Effective Date of each of the following conditions:

         (a) No Injunction. No court having jurisdiction shall have issued, to the knowledge of Prologic, Solid or Owners, an injunction preventing the consummation of the Merger that shall not have been stayed or dissolved at the Effective Date.

         (b) Securities Law. Prologic shall have filed all applicable federal and state securities law notices of issuance of Prologic Series C Convertible Preferred Stock in connection with the Merger.

         (c) Corporate and Other Actions. All actions taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the parties and their counsel, and the parties and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the parties or their counsel may reasonably request.

         (d) Articles of Merger. SRI and Solid shall have executed and filed with the Secretary of State of Texas Articles of Merger in a form mutually agreed upon by the Parties.

         (e) Appointment of Owners to Board of Surviving Corporation. Prologic agrees that William H. Cruise, III, Kenneth B. Cruise and John W. Schauweker shall each be appointed to the Board of Directors of the Surviving Corporation for terms that will extend, at a minimum, through September 30, 2000.

         (f) Employment of John W. Schauweker and Other Key Employees. Prologic and SRI agree to offer John W. Schauweker employment with the Surviving Corporation as its President, and, prior to the effective Date, to enter into an employment contract with Mr. Schauweker on terms mutually agreed upon by Prologic and Mr. Schauweker. At the Effective Date, the Parties also agree that Prologic may offer employment contracts to certain other key employees that Prologic, in its sole discretion, determines are essential to the operations of Solid, as continued by the Surviving Corporation. Any severance or other termination compensation due any employees as a result of not continuing in the employ of Surviving Corporation shall be paid by the Surviving Corporation.

         (g) Non-Competition Agreements. The Owners agree to execute non-competition agreements in a form mutually agreed upon by Prologic and the Owners.

         (h) Extension of Maturity Date of William H. Cruise, III Promissory Note. Solid and William H. Cruise, III acknowledge that Mr. Cruise and his wife, Liesel Cruise, hold a promissory note from Solid in the original amount of $115,000, with principal balance of $100,000 as of September 8, 1999 (the "Cruise Note"). To help ensure a smooth transition in Solid's post-merger financing, Solid and Mr. Cruise agree to extend the maturity of the Cruise Note to such time as may, in good faith, be required by Prologic for it to restructure Solid's financing, but in no event shall such extension be later than December 31, 1999. Solid and Mr. Cruise also agree to ensure that the Cruise Note remains subordinate to all current institutional financing of Solid or Surviving Corporation or Prologic.

         Section 6.02 Conditions to Closing in Favor of Solid. Consummation of the Merger shall be subject to the fulfillment, to the satisfaction of Solid, or written waiver, at or before the Effective Date, of each of the following conditions:

         (a) Copies of Resolutions of Prologic and SRI. Prologic shall have furnished Solid with copies of resolutions duly adopted by the Board of Directors and stockholders of SRI and the Board of Directors of Prologic approving the execution and delivery of this Agreement and consummation of the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of Prologic and the Secretary or Assistant Secretary of SRI.

         (b) Opinion of Counsel for Prologic. Prologic shall have furnished Solid with an opinion dated the Effective Date of Arter & Hadden LLP, counsel for Prologic, in a form mutually agreed upon by Prologic and Solid.

         (c) Representations and Warranties of Prologic. The representations, warranties and statements of Prologic contained in this Agreement, the exhibits hereto and the Prologic Disclosure Schedule, shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Effective Date, except for changes contemplated by this Agreement, as if made on the Effective Date; and Prologic shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Date.

         (d) Prologic Officers' Certificate. Prologic shall have delivered to Solid an Officer's Certificate, dated the Effective Date, to the effect that (i) such officer is familiar with the provisions of this Agreement and (ii) the conditions specified in Section 6.01 and in paragraph (c) of this Section 6.02 have been satisfied in all material respects.

         (e) Governmental Consents, Authorizations, Etc. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable Governmental Body that are required for, or in connection with, the execution and delivery of this Agreement by Prologic and SRI and the consummation by Prologic and SRI of the transactions contemplated hereby shall have been obtained or made.

         (f) Legislation. No law or legally binding regulation shall have been enacted that does or would prohibit, restrict or delay consummation of the Merger or any of the conditions to the consummation of the Merger or that does or would have a Material Adverse Affect on Prologic.

         (g) SRI Shareholder Approval. The sole shareholder of SRI shall have voted in favor of the Merger.

         (h) Consents. On or before the Effective Date, Prologic shall have obtained all necessary or required consents to the transactions contemplated by this Agreement or otherwise necessary.

         Section 6.03 Conditions to Closing in Favor of Prologic. Consummation of the Merger shall be subject to the fulfillment, to the satisfaction of Prologic, or written waiver, at or before the Effective Date of the following conditions:

         (a) Consents. On or before the Effective Date, Solid shall have obtained all necessary or required consents to the transactions contemplated by this Agreement or otherwise necessary.

         (b) Release of Shareholder Claims. Solid shall have furnished Prologic with releases of all claims which any of Solid's shareholders may have against Solid for other than unpaid loans or advances, which releases shall be in a form mutually agreed upon by Prologic, Solid and the Owners.

         (c) Inspection of Proprietary Rights. Solid shall have furnished Prologic for inspection and review all items described or referenced in the first sentence of Section 2.20 hereof not furnished during Prologic's due diligence investigation.

         (d) Shareholder Acknowledgments. Solid shall have furnished Prologic with acknowledgments agreements by the Owners in a form mutually agreed upon by Prologic, Solid and the Owners.

         (e) Copies of Resolutions of Solid. Solid shall have furnished Prologic with copies of resolutions duly adopted by the Board of Directors and shareholders of Solid approving the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of Solid.

         (f) Opinion of Counsel for Solid. Solid shall have furnished Prologic with an opinion dated the Effective Date of counsel for Solid (which counsel must be reasonably acceptable to Prologic), in a form mutually agreed upon by Prologic and Solid.

         (g) Representations and Warranties of Solid and Owners. The representations, warranties and statements of Solid and Owners contained in this Agreement, the exhibits hereto, the Solid Disclosure Schedule and the Owners Disclosure Schedule shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Effective Date, except for changes contemplated by this Agreement, as if made at and as of the Effective Date; and Solid and Owners shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Date.

         (h) Solid Officers' and Owners Certificates. Solid shall have delivered to Prologic an Officer's Certificate, dated the Effective Date, to the effect that (i) such officer is familiar with the provisions of this Agreement and (ii) the conditions specified in Section 6.01 and in paragraph (g) of this Section
6.03 have been fully satisfied. The Owners shall have delivered to Prologic a Certificate, dated the Effective Date, to the effect that (i) they are familiar with the provisions of the Agreement and (ii) the conditions specified in
Section 6.01 and in paragraphs (g) and (j) of this Section 6.03 have been fully satisfied.

         (i) Consents, Authorizations, Etc. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable Governmental Body, private entity or individual (including any lenders of Solid) that are required for or in connection with the execution and delivery of this Agreement by Solid and the consummation by Solid of the transactions contemplated hereby shall have been obtained or made, including, without limitation, those consents and authorizations required by Sections 2.06 and 2.07 hereof. No consent or authorization obtained by Solid shall be deemed effective for purposes of this Section 6.03(i) if, as a condition to the issuance of such consent or authorization, one or more of the Solid Agreements (as defined in Section 2.07) is required to be modified or amended in any manner, unless such modification or amendment shall be deemed acceptable to Prologic, in its sole discretion.

         (j) No Dissenters. No Owner has exercised dissenters' rights under the TBCA.

         (k) Legislation. No law or legally binding regulation shall have been enacted that does or would prohibit, restrict or delay consummation of the Merger or any of the conditions to the consummation of the Merger or that does or would have a Material Adverse Affect on Solid.

         (l) Bank Consents. On or before the Effective Date, Solid shall have obtained all necessary or required consents to the transactions contemplated by this Agreement or otherwise necessary, including, without limitation, consents from its banks or other lenders with regard to loans outstanding to Solid.

         (m) Shareholder Loan Repayment. On or before the Effective Date, each of the Owners shall have repaid all amounts due to Solid pursuant to all loans granted to such Owners, if any.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether or not stockholder approval has been received:

         (a) by mutual consent of the Boards of Directors of Solid and Prologic;

         (b) by Solid if any representation, warranty or breach of other agreement or condition of closing of Prologic, or by Prologic if any representation, warranty or breach of other agreement or condition of closing of Solid or the Owners, contained herein shall have been incorrect or breached in any material respect, as to which notice shall have been given to such party, and shall not have been cured or otherwise resolved to the reasonable satisfaction of the other party on or before the Effective Date, or by either Solid or Prologic if any condition to the consummation of the Merger that must be fulfilled to its satisfaction has (in the good faith judgment of its Board of Directors) become impractical to be fulfilled;

         (c) by either Solid or Prologic if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

         (d) by Solid or Prologic if the Merger has not become effective by November 15, 1999; provided, however, that no party shall be permitted to terminate hereunder if such party is in violation of this Agreement;

         (e) by any of the Parties if after completion of due diligence inquiries, including reviewing the Disclosure Schedules or the amended Disclosure Schedules as provided in Section 5.15, any of the Parties determines that the Disclosure Schedule(s) or other due diligence inquiries reveals information that shows a material adverse change in the business, operations, properties, condition (financial or otherwise) prospects, assets or liabilities (contingent or otherwise, whether due or to become due, known or unknown) of Solid or Prologic such that the applicable party concludes in good faith that the Merger cannot be consummated as contemplated.

         Section 7.02 Effect of Termination. In the event of the termination of this Agreement as provided herein, this Agreement shall become wholly void and have no further force and effect except as hereinafter provided; and there shall be no liability on the part of Solid or Prologic (or their respective officers of directors) except to comply with the confidentiality provisions of Section
5.05 hereof, and except as otherwise provided herein. Nothing contained herein shall relieve any party from liability for its breach of this Agreement.

         Section 7.03 Amendment. This Agreement and the exhibits and schedules hereto may be amended by the parties hereto at any time prior to the Effective Date; provided, however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

         Section 7.04 Extension; Waiver. At any time prior to the Effective Date, any of the Parties hereto may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties hereto, (b) in whole or in part, waive any inaccuracy in the representations and warranties of any of the other parties hereto contained herein or in any exhibit or schedule hereto or in any document delivered pursuant hereto, and (c) in whole or in part, waive compliance with any of the agreements of any of the other parties hereto or conditions contained herein. Any agreement on the part of the parties hereto pursuant to this Section 7.04 shall be valid only if set forth in an instrument in writing signed and delivered on behalf of such party.

                                    ARTICLE 8

                               GENERAL PROVISIONS

         Section 8.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or transmitted by telex or telegram, mailed by registered or certified mail (return receipt requested) or sent by a recognized next business day courier to the persons at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Prologic:                  2030 East Speedway
                                          Tucson, Arizona 85719
                                          Attention:  James M. Heim, President

                  with a copy to          David R. Decker, Esq.

                                          Arter & Hadden LLP
                                          725 South Figueroa Street
                                          34th Floor
                                          Los Angeles, California 90017

         If to Solid:                     William H. Cruise, III, CEO and
                                          John W. Schauweker
                                          Solid Systems, Inc.
                                          One Northwest Centre
                                          13831 Northwest Freeway
                                          Suite 450
                                          Houston, Texas 77040
                  with a copy to:         Counsel for Solid Systems, Inc.
                                          c/o Solid Systems, Inc.
                                          One Northwest Centre
                                          13831 Northwest Freeway
                                          Suite 450
                                          Houston, Texas 77040


         If to Owners:                    William H. Cruise, III
                                          Solid Systems, Inc.
                                          One Northwest Centre
                                          13831 Northwest Freeway
                                          Suite 450
                                          Houston, Texas 77040


         Section 8.02 Fees and Expenses of the Transaction. Prologic shall bear its own tax, accounting and legal expenses in negotiating, executing and delivering this Agreement and any related documents and in preparing for the consummation of the merger (collectively, "Transaction Expenses"). The individual Owners shall bear all Transaction Expenses incurred by Solid, any of its Subsidiaries, or any of the Owners, regardless of whether those Transaction Expenses are invoiced to Solid.

         Section 8.03 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

         Section 8.04 Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the maximum extent permitted by law or by any applicable Governmental Authority, any document may be signed and transmitted by telecopier facsimile with the same validity as if it were an ink-signed document.

         Section 8.05 Miscellaneous. This Agreement, including the Exhibits and Schedules hereto, (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof, except for rights that may expressly arise as a consequence of the Merger; (c) shall not be assigned by operation of law or otherwise; (d) has been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto; and (e) shall be governed in all respects, including validity, interpretation and effect by the substantive laws of the State of Texas without regard to conflict of law provisions.

         Section 8.06 Survival. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties that are contained herein, and each such representation and warranty shall survive such investigation for the period set forth in Section 5.12.

         Section 8.07 Mutual Cooperation. After the Effective Date, the Owners, Solid and its Subsidiaries and Prologic and its subsidiaries shall, and shall cause their agents and employees to, cooperate with each party as reasonably requested by such party in connection with the prosecution or defense of any claims or matters relating to Solid and its Subsidiaries. Such cooperation shall include but is not limited to tax matters involving Solid, its Subsidiaries and the Owners. Cooperation shall include making books and records available and permitting access to employees, the Owners and other persons. The requesting party shall reimburse the other party for any out-of-pocket expenses incurred by it in connection with such request.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed by their duly authorized officers.

                                         PROLOGIC MANAGEMENT SYSTEMS, INC.

                                         By /s/ James M. Heim
                                            ------------------------------
                                             James M. Heim, President

                                                                 "Prologic"

                                         SRI ACQUISITION CO.

                                         By /s/ James M. Heim
                                            ------------------------------
                                             James M. Heim, President

                                                                 "SRI"

                                         SOLID SYSTEMS, INC.

                                         By /s/ William H. Cruise, III
                                            ------------------------------
                                             William H. Cruise, III, CEO

                                                                 "Solid"

/s/ William H. Cruise, III            "Owners"
--------------------------
William H. Cruise, III

/s/ Kenneth Cruise
--------------------------
Kenneth B. Cruise

/s/ John W. Schauweker
--------------------------
John W. Schauweker